 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2013

 REACHLOCAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-34749	20-0498783
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

21700 Oxnard Street, Suite 1600, Woodland Hills, California	91367
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 274-0260

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 22, 2013, ReachLocal, Inc. held its annual meeting of stockholders. At the annual meeting, 26,611,533 shares were represented in person or by proxy, constituting 94% of ReachLocal’s outstanding shares as of March 27, 2013, the record date for the meeting. Stockholders voted to:

●

reelect Zorik Gordon, Robert Dykes and Alan Salzman to the Board of Directors, each to serve as a director until the 2016 annual meeting of stockholders and until his successor has been duly elected and qualified;

●	approve ReachLocal’s Amended and Restated 2008 Stock Incentive Plan; and

●	ratify the appointment of Grant Thornton LLP as ReachLocal’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

The final results of voting on each of the above items are as follows:

		For	Withheld/Against	Abstentions	Broker Non-Votes
1	Election of directors:

	Zorik Gordon	23,498,162	303,110	N/A	2,810,261

	Robert Dykes	23,583,463	217,809	N/A	2,810,261

	Alan Salzman	23,030,029	771,243	N/A	2,810,261

2	Approval of the Amended and Restated 2008 Stock Incentive Plan	18,065,980	5,719,792	15,500	2,810,261

3	Ratification of the appointment of Grant Thornton LLP as ReachLocal’s independent registered public accounting firm for the fiscal year ending December 31, 2013	26,601,569	0	9,964	N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2013	REACHLOCAL, INC.
	By:	/s/ Ross G. Landsbaum
Ross G. Landsbaum
Chief Financial Officer